Exhibit 99.1

NEWS RELEASE

CONTACT:  Jason Korstange

(952) 745-2755

tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Net Income of $9.3 Million, or 6 Cents Per Share

THIRD QUARTER HIGHLIGHTS

-	Net interest margin of 4.85 percent, up 89 bps from the third quarter of 2011
-	Pre-tax pre-provision profit of $115.8 million, up 10.3 percent from the third quarter of 2011
-	Over 60-day accruing delinquent loans improved by $10.4 million from the second quarter of 2012
-	Provision for credit losses of $96.3 million includes $31.5 million related to regulatory guidance
-	Total loans and leases of $15.2 billion, increase of 6.1 percent from September 30, 2011
-	Announced common and preferred stock dividend payments, payable November 30, 2012 and December 3, 2012, respectively

Summary of Financial Results								Table 1
($ in thousands, except per-share data)				Percent Change
	3Q	2Q	3Q	3Q12 vs	3Q12 vs	YTD	YTD	Percent
	2012	2012	2011	2Q12	3Q11	2012 (3)	2011	Change
Net income (loss)	$9,322	$31,531	$32,255	(70.4)%	(71.1)%	$(242,041)	$92,951	N.M. %
Net interest income	200,559	198,224	176,064	1.2	13.9	578,956	526,254	10.0
Pre-tax pre-provision profit(1)	115,809	108,117	104,972	7.1	10.3	371,471	295,480	25.72
Diluted earnings (loss) per common share	.06	.20	.20	(70.0)	(70.0)	(1.52)	.60	N.M.

Financial Ratios(2)
Return on average assets	.30%	.76%	.71%			(1.73)%	.69%
Return on average common equity	2.36	8.13	7.12			(19.50)	7.33
Net interest margin	4.85	4.86	3.96			4.61	4.01
Net charge-offs as a percentage of
average loans and leases	2.74	1.18	1.48			1.67	1.39

N.M. = Not meaningful.
(1) Pre-tax pre-provision profit (“PTPP”) is calculated as total revenues less non-interest expense. Year-to-date 2012 PTPP excludes the net loss of
$473.8 million related to the balance sheet repositioning completed in the first quarter of 2012.
(2) Annualized.
(3) Includes a net, after-tax charge of $295.8 million, or $1.87 per share, related to repositioning certain investments and borrowings.

WAYZATA, MN, October 26, 2012 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported net income for the third quarter of 2012 of $9.3 million, compared with net income of $32.3 million in the third quarter of 2011 and net income of $31.5 million for the second quarter of 2012. Net income for the third quarter of 2012 included a net after-tax charge of $20.6 million, or 13 cents per common share, related to the implementation of clarifying regulatory guidance requiring loans subject to a borrower’s discharge from personal liability following Chapter 7 bankruptcy, to be reported as non-accrual loans, and written down to the estimated collateral value, regardless of delinquency status.  Of these loans, 93 percent were less than 60 days past due on their payments as of September 30, 2012. Diluted earnings per common share was 6 cents for the third quarter of 2012, compared with diluted earnings per common share of 20 cents in both the third quarter of 2011 and the second quarter of 2012.

TCF reported a net loss of $242 million for the first nine months of 2012, compared with net income of $93 million for the same period in 2011. The net loss for the first nine months of 2012 included a net, after-tax charge of $295.8 million, or $1.87 per common share, related to a balance sheet repositioning involving certain investments and borrowings as well as the after-tax charge of $20.6 million, or 13 cents per common share, related to the implementation of clarifying bankruptcy-related regulatory guidance.  Diluted loss per common share for the first nine months of 2012 was $1.52, compared with diluted earnings per common share of 60 cents for the same period in 2011.

TCF declared a quarterly cash dividend of 5 cents per common share payable on November 30, 2012 to stockholders of record at the close of business on November 15, 2012. TCF also declared a dividend on its 7.50 percent Series A Non-cumulative Perpetual Preferred Stock payable on December 3, 2012, to stockholders of record at the close of business on November 15, 2012.

Chairman’s Statement

“TCF’s third quarter results were impacted by incremental charge-offs reported in accordance with regulatory guidance and by increased provision in the commercial portfolio as we aggressively addressed credit issues in the area,” said William A. Cooper, Chairman and Chief Executive Officer.  “While these credit-related items were notable in the third quarter, there has been much accomplished throughout the bank in the first nine months of 2012, a building and investing year for TCF.

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“We continue to experience the benefits of the first quarter repositioning of our balance sheet with increased net interest margin, reduction of mark-to-market risk on securities and a pre-tax pre-provision profit that is one of the strongest in the industry.  In addition, our national lending businesses continue to contribute to the bottom line with Gateway One, our new auto finance business, being integrated into TCF and originating high quality loans into the portfolio and our inventory finance business completing the integration of our BRP relationship; increasing outstanding balances in a challenging growth market.”

Another encouraging sign was our success in bringing back Free Checking. Upon review of the first full quarter impact, we saw the results we expected with increased checking account production, decreased attrition and overall net checking account growth.

“While the third quarter results were not what we anticipated due to the impact of the adoption of the clarifying regulatory guidance, we believe we are on the right track as we work through the remainder of 2012 and move forward with our strategy into 2013.”

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Revenue

Total Revenue								Table 2
				Percent Change
	3Q	2Q	3Q	3Q12 vs	3Q12 vs	YTD	YTD	Percent
($ in thousands)	2012	2012	2011	2Q12	3Q11	2012	2011	Change
Net interest income	$200,559	$198,224	$176,064	1.2%	13.9%	$578,956	$526,254	10.0%
Fees and other revenue:
Fees and service charges	43,745	48,090	58,452	(9.0)	(25.2)	133,691	168,361	(20.6)
Card revenue	12,927	13,530	27,701	(4.5)	(53.3)	39,664	82,504	(51.9)
ATM revenue	6,122	6,276	7,523	(2.5)	(18.6)	18,597	21,319	(12.8)
Total banking fees	62,794	67,896	93,676	(7.5)	(33.0)	191,952	272,184	(29.5)
Leasing and equipment finance	20,498	23,207	21,646	(11.7)	(5.3)	66,572	70,675	(5.8)
Gains on sales of auto loans	7,486	5,496	-	36.2	N.M.	15,232	-	N.M.
Gain on sale of consumer real estate loans	4,559	-	-	N.M.	N.M.	4,559	-	N.M.
Other	3,688	3,168	786	16.4	N.M.	9,211	1,864	N.M.
Total fees and other revenue	99,025	99,767	116,108	(.7)	(14.7)	287,526	344,723	(16.6)
Subtotal	299,584	297,991	292,172.5		2.5	866,482	870,977	(.5)
Gains on securities, net	13,033	13,116	1,648	(.6)	N.M.	102,760	1,421	N.M.
Total revenue	$312,617	$311,107	$293,820.5		6.4	$969,242	$872,398	11.1

Net interest margin(1)	4.85%	4.86%	3.96%			4.61%	4.01%
Fees and other revenue as
a % of total revenue	31.68	32.07	39.52			29.67	39.51

N.M. = Not meaningful.
(1) Annualized.

Net Interest Income

•                 Net interest income for the third quarter of 2012 increased $24.5 million, or 13.9 percent, compared with the third quarter of 2011.  The increase was due to the balance sheet repositioning completed in the first quarter of 2012, which resulted in a $37.9 million reduction to the cost of borrowings, partially offset by a $16 million reduction of interest income on lower levels of mortgage-backed securities and by higher average balances of inventory and auto finance loans. Offsetting the increase in net interest income were lower yields on leasing and equipment finance loans and leases and consumer and commercial real estate loans as higher yielding loans prepay or refinance and are replaced with lower yielding loans in the current rate environment.

•                 Net interest income for the third quarter of 2012 increased $2.3 million, or 1.2 percent, compared with the second quarter of 2012. The increase in net interest income from the second quarter of 2012 was primarily due to a higher average balance of auto finance loans.  This was partially offset by a

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seasonally lower average balance of inventory finance loans.  Additionally, interest expense decreased due to the redemption of $115 million of Trust Preferred securities, partially offset by both the issuance of $110 million of subordinated debt and slightly higher deposit expenses due to product mix, primarily in certificates of deposit.

•                 Net interest margin in the third quarter of 2012 was 4.85 percent, compared with 3.96 percent in the third quarter of 2011 and 4.86 percent in the second quarter of 2012.  The increase from the third quarter of 2011 was primarily due to a lower average cost of borrowings due to the effects of the balance sheet repositioning, which increased net interest margin by 92 basis points.

•                 At September 30, 2012, interest-bearing deposits held at the Federal Reserve and unencumbered securities were $1.3 billion, a decrease of $189 million from the third quarter of 2011 and $156 million from the second quarter of 2012.

Non-interest Income

•                 Banking fees and service charges in the third quarter of 2012 were $43.7 million, down $14.7 million, or  25.2 percent, from the third quarter of 2011, and down $4.3 million, or 9 percent, from the second quarter of 2012. The decrease in banking fees and revenues from the third quarter of 2011 was primarily due to lower transaction volume related to a lower account base driven by our deposit product fee structure changes. The decrease from the second quarter of 2012 was primarily due to the decrease in monthly maintenance fee revenue resulting from the reintroduction of free checking products.

•                 Card revenues were $12.9 million in the third quarter of 2012, a decrease of $14.8 million, or 53.3 percent, from the third quarter of 2011 and down $603 thousand, or 4.5 percent, from the second quarter of 2012. The decrease from the prior year is due to debit card interchange regulations which took effect on October 1, 2011. The decrease in card revenue from the second quarter of 2012 was primarily due to a decrease in transaction volume.

•                 TCF sold $161.1 million of auto loans and recognized $7.5 million in associated gains during the third

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quarter of 2012, compared with the sale of $144.1 million of auto loans and recognition of $5.5 million in associated gains during the second quarter of 2012.

•                 TCF sold $136.7 million of consumer real estate loans and $164.7 million of mortgage-backed securities and recognized $4.6 million and $13.2 million in associated gains, respectively, during the third quarter of 2012.

Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
($ in thousands)	3Q 2012	2Q 2012	3Q 2011	3Q12 vs 2Q12	3Q12 vs 3Q11	YTD 2012	YTD 2011	Percent Change
Period-End:
Consumer real estate	$6,648,036	$6,811,784	$6,970,821	(2.4)%	(4.6)%
Commercial	3,511,234	3,523,070	3,495,797	(.3)	.4
Leasing and equipment finance	3,157,977	3,151,105	3,011,795.2		4.9
Inventory finance	1,466,269	1,457,263	828,214.6		77.0
Auto finance	407,091	262,188	-	55.3	N.M.
Other	27,610	29,094	33,088	(5.1)	(16.6)
Total	$15,218,217	$15,234,504	$14,339,715	(.1)	6.1

Average:
Consumer real estate	$6,729,254	$6,793,415	$6,985,821	(.9)	(3.7)	$6,789,026	$7,040,318	(3.6)%
Commercial	3,538,111	3,492,049	3,564,198	1.3	(.7)	3,496,114	3,594,884	(2.7)
Leasing and equipment finance	3,164,592	3,145,914	3,066,208.6		3.2	3,146,345	3,084,613	2.0
Inventory finance	1,440,298	1,571,004	826,198	(8.3)	74.3	1,392,828	889,709	56.5
Auto finance	367,271	223,893	-	64.0	N.M.	226,092	-	N.M.
Other	16,280	17,647	18,183	(7.7)	(10.5)	17,166	19,788	(13.3)
Total	$15,255,806	$15,243,922	$14,460,608.1		5.5	$15,067,571	$14,629,312	3.0

N.M. = Not meaningful.

•                 Loans and leases were $15.2 billion at September 30, 2012, an increase of $878.5 million, or 6.1 percent, compared with September 30, 2011, and nearly flat compared with June 30, 2012.  The increase from 2011 was due to new programs in inventory finance, the addition of auto finance and growth in equipment finance and commercial banking, partially offset by the third quarter 2012 sale and net run off of consumer real estate loans.

•                 Auto finance loans are expected to continue growing as Gateway One Lending and Finance, LLC (“Gateway One”) expands its number and geographic coverage of active dealers in its network by expanding its sales force. Gateway One increased its portfolio of managed loans, which includes portfolio loans, loans held for sale, and loans sold and serviced for others, by 31.3 percent to $1 billion

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at September 30, 2012 from $780.3 million at June 30, 2012. Gateway One expanded its active dealers to 6,087 at September 30, 2012 from 5,420 at June 30, 2012.

•    Originations were $2.4 billion for the third quarter of 2012, an increase of $1.2 billion, or 92 percent, compared with the third quarter of 2011.  This increase was primarily due to growth in our national lending businesses (leasing and equipment finance, inventory finance and auto finance) and includes the high velocity of fundings and repayments with dealers in the inventory finance business. Originations decreased $188 million, or 7.2 percent, compared with the second quarter of 2012, due to slower seasonal transactions in the inventory finance portfolio, partially offset by growth in auto finance.

•                 Average loans and leases were $15.3 billion at September 30, 2012, an increase of $795 million, or  5.5 percent, compared with September 30, 2011, and an increase of $11.9 million, or  .1 percent, compared with June 30, 2012. The increase from June 30, 2012 was primarily due to growth in the auto finance portfolio, partially offset by a decrease in the average inventory finance portfolio due to lower seasonal levels of transactions. The increase from September 30, 2011 was primarily due to growth in the inventory finance portfolio due to the funding of dealers of BRP products, as well as the addition of the auto finance portfolio in the fourth quarter of 2011.

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Credit Quality

Credit Trends	Table 4

(In millions)

(At or for the Quarter Ended)

(1) Includes non-accrual loans and leases and other real estate owned.

(2) Excludes acquired portfolios and non-accrual loans and leases.

(3) Excludes the impact of implementation of clarifying bankruptcy-related regulatory guidance.

•    Over 60-day delinquencies improved slightly from June 30, 2012 and net charge-offs increased primarily due to $43.9 million in charge-offs related to the implementation of clarifying bankruptcy-related regulatory guidance in the third quarter of 2012, as well as more aggressive commercial loan workouts.  Non-performing assets increased from the second quarter due to the implementation of clarifying bankruptcy-related regulatory guidance in the third quarter of 2012 which caused an increase in consumer real estate non-accrual loans of $103.2 million, partially offset by decreases in other real estate owned and non-accrual loans in leasing and equipment finance.

•    The over 60-day delinquency rate was .67 percent, down from .73 percent at June 30, 2012 and down from .75 percent at September 30, 2011. The decrease from the third quarter of 2011 and second quarter

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of 2012 was primarily due to improvements in commercial and leasing and equipment finance delinquencies.

•    Non-accrual loans and leases were $421.8 million at September 30, 2012, an increase of $97.4 million, or 30 percent, from June 30, 2012 and an increase of $114.1 million, or 37.1 percent, from September 30, 2011. The increase from June 30, 2012 was primarily due to $103.2 million of additional consumer non-accrual loans resulting from the implementation of clarifying bankruptcy-related regulatory guidance in the third quarter of 2012. Of these loans, 93 percent were less than 60 days past due on their payments as of September 30, 2012.  These increases were partially offset by decreases in leasing and equipment finance non-accrual loans. The increase from September 30, 2011 was primarily due to the implementation of clarifying bankruptcy-related regulatory guidance as well as increased commercial real estate non-accrual loans. Of the commercial and leasing non-accrual loans and leases, which totaled $185.2 million at September 30, 2012, 75.6 percent were less than 60 days past due.

•    Other real estate owned was $120.4 million at September 30, 2012, a decrease of $5.5 million from June 30, 2012 and a decrease of $10 million from September 30, 2011. The decrease from September 30, 2011 was primarily due to a decrease in the number of consumer properties owned.

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Allowance for Loan and Lease Losses

Credit Quality Summary															Table 6
($ in thousands)							Percent Change
Allowance for Loan and Lease Losses	3Q 2012		2Q 2012		3Q 2011		3Q12 vs 2Q12		3Q12 vs 3Q11		YTD 3Q12		YTD 3Q11		Percent Change
Balance at beginning of period	$274,161		$265,293		$255,472		3.3%		7.3%		$255,672		$265,819		(3.8)%
Charge-offs	(108,714)		(49,833)		(57,761)		118.2		88.2		(203,223)		(167,323)		21.5
Recoveries	4,260		4,974		4,359		(14.4)		(2.3)		14,976		14,263		5.0
Net charge-offs	(104,454)		(44,859)		(53,402)		132.8		95.6		(188,247)		(153,060)		23.0
Provision for credit losses	96,275		54,106		52,315		77.9		84.0		198,923		141,594		40.5
Other	(1,141)		(379)		(60)		N.M	.	N.M	.	(1,507)		(28)		N.M	.
Balance at end of period	$264,841		$274,161		$254,325		(3.4)		4.1		$264,841		$254,325		4.1

Net charge-offs as a percentage of average loans and leases(1)
Consumer real estate
First mortgage lien	3.60%		1.58%		2.29%		202	bps	131	bps	2.26		1.96		30	bps
Junior lien	6.12		3.07		2.99		305		313		4.10		2.70		140
Total consumer real estate	4.44		2.05		2.51		239		193		2.85		2.19		66
Commercial	2.32		.97		.57		135		175		1.16		.95		21
Leasing and equipment finance	.95		.15		.36		80		59.37				.39		(2)
Inventory finance	.12		.06		.13		6		(1)		.13		.12		1
Auto finance	.30		.14		-		16		30.21				-		21
Other	N.M	.	N.M	.	N.M	.	N.M	.	N.M	.	N.M	.	N.M	.	N.M	.
Total	2.74		1.18		1.48		156		126		1.67		1.39		28

Allowance as a percentage of period end loans and leases	1.74%		1.80%		1.77%						1.74%		1.77%
Ratio of allowance to net charge-offs(1)	.60	X	1.50	X	1.20	X					1.10	X	1.20	X

N.M. = Not meaningful.
(1) Annualized.

•                 Allowance for loan and lease losses was $264.8 million, or 1.7 percent of loans and leases, a decrease of $9.4 million, compared with $274.2 million, or 1.8 percent of loans and leases, at June 30, 2012 and an increase of $10.5 million, compared with $254.3 million, or 1.8 percent of loans and leases, at September 30, 2011.

•                 Provision for credit losses was $96.3 million, an increase of $42.2 million from the second quarter of 2012 and an increase of $44 million from the third quarter of 2011. The increase from both periods was primarily due to an additional provision recorded for consumer real estate loans of $31.5 million related to the implementation of clarifying bankruptcy-related regulatory guidance and increased provision in the commercial portfolio as we aggressively addressed credit issues in this area in the third quarter of 2012.

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•                 Net loan and lease charge-offs were $104.5 million, or 2.74 percent, annualized, of average loans and leases, up $59.6 million, or 1.2 percent, annualized, of average loans and leases, from the second quarter of 2012 and up $51.1 million, or 1.5 percent, annualized, of average loans and leases, from the third quarter of 2011.  Excluding the additional net charge-offs of $43.9 million related to the implementation of bankruptcy-related regulatory guidance, net loan and lease charge-offs were $61 million up $16 million from the second quarter of 2012.  The increase in net charge-offs from the second quarter of 2012 and third quarter of 2011, excluding the additional net charge-offs due to the bankruptcy-related regulatory guidance, was primarily due to increased net charge-offs on a small population of commercial loans, which was driven by a more aggressive workout approach and the charge off of one large lease exposure.

Deposits

Average Deposits								Table 7
				Percent Change
($ in thousands)	3Q 2012	2Q 2012	3Q 2011	3Q12 vs 2Q12	3Q12 vs 3Q11	YTD 2012	YTD 2011	Percent Change

Checking	$4,582,088	$4,636,700	$4,475,566	(1.2)%	2.4%	$4,594,572	$4,515,916	1.7%
Savings	6,173,524	6,053,264	5,812,187	2.0	6.2	6,044,442	5,629,620	7.4
Money market	848,899	748,016	650,598	13.5	30.5	753,486	657,570	14.6
Subtotal	11,604,511	11,437,980	10,938,351	1.5	6.1	11,392,500	10,803,106	5.5
Certificates	1,953,208	1,608,654	1,114,935	21.4	75.2	1,567,258	1,100,029	42.5
Total average deposits	$13,557,719	$13,046,634	$12,053,286	3.9	12.5	$12,959,758	$11,903,135	8.9

Average interest rate on deposits(1)	.32%	.31%	.39%			.31%	.40%

(1) Annualized.

•                  Total average deposits increased $1.5 billion, or 12.5 percent, from the third quarter of 2011 and increased $511.1 million, or 3.9 percent, from the second quarter of 2012. The increase from the third quarter of 2011 was primarily due to the assumption of $778 million of deposits from Prudential Bank & Trust, FSB (“PB&T”) in June 2012 and the reintroduction of free checking and special programs for certificates of deposits. The increase from the second quarter of 2012 is primarily due to increased certificates of deposit due to special promotions on these products in the third quarter of 2012, as well as

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the full quarter average of the PB&T deposits.

•                 The average interest cost of deposits in the third quarter of 2012 was .32 percent, down 7 basis points from the third quarter of 2011 and up 1 basis point from the second quarter of 2012. The decrease in the average interest cost of deposits from the third quarter of 2011 was primarily due to pricing strategies on certain deposit products, partially offset by higher average interest costs on the PB&T deposits.

Non-interest Expense

Non-interest Expense								Table 8
				Percent Change
($ in thousands)	3Q 2012	2Q 2012	3Q 2011	3Q12 vs 2Q12	3Q12 vs 3Q11	YTD 2012	YTD 2011	Percent Change
Compensation and employee benefits	$98,409	$97,787	$87,758.6%		12.1%	$292,163	$266,197	9.8%
Occupancy and equipment	33,006	32,731	31,129.8		6.0	97,983	94,071	4.2
FDIC insurance	6,899	8,469	7,363	(18.5)	(6.3)	21,754	22,100	(1.6)
Advertising and marketing	4,248	5,404	1,145	(21.4)	N.M .	12,269	7,784	57.6
Deposit account premiums	485	1,690	7,045	(71.3)	(93.1)	8,146	16,409	(50.4)
Operating lease depreciation	6,325	6,417	7,409	(1.4)	(14.6)	19,473	23,196	(16.1)
Other	36,173	36,956	34,708	(2.1)	4.2	110,425	106,341	3.8
Core operating expenses	185,545	189,454	176,557	(2.1)	5.1	562,213	536,098	4.9
Loss on termination of debt	-	-	-	-	-	550,735	-	N.M .
Foreclosed real estate and repossessed assets, net	10,670	12,059	12,430	(11.5)	(14.2)	33,776	37,915	(10.9)
Other credit costs, net	593	1,476	(139)	(59.8)	N.M .	1,781	2,905	(38.7)
Total non-interest expense	$196,808	$202,989	$188,848	(3.0)	4.2	$1,148,505	$576,918	99.1

N.M. = Not meaningful.

•         Compensation and employee benefits expense increased $10.7 million, or 12.1 percent, from the third quarter of 2011 and increased $622 thousand, or .6 percent, from the second quarter of 2012. The increase from the third quarter of 2011 was primarily due to Gateway One, acquired in November 2011, as well as increased staffing levels to support the increased assets of the BRP program in Inventory Finance. The increase from the second quarter of 2012 was primarily due to higher salary expense in the auto finance business as it ramps up capacity to originate and service higher loan volumes.

•         The combined expense associated with Advertising, marketing and deposit account premiums decreased $3.5 million from the third quarter of 2011 and decreased $2.4 million compared with the second quarter of 2012.

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The decreases are attributable to TCF’s shift in strategy for acquiring high quality accounts through the re-introduction of a free checking product, versus the utilization of high dollar premiums.

•    Foreclosed real estate and repossessed asset expense decreased $1.8 million, or 14.2 percent, from the third quarter of 2011 and decreased $1.4 million, or  11.5 percent, from the second quarter of 2012. The decrease from the third quarter of 2011 was primarily due to fewer consumer real estate properties owned. The decrease from the second quarter of 2012 was primarily due to decreased write-downs on commercial real estate properties owned.

Capital and Borrowing Capacity

Capital Information			Table 9
At period end
($ in thousands, except per-share data)	3Q 2012		4Q 2011
Total equity	$1,764,669		$1,878,627
Total equity to total assets	9.87%		9.90%
Book value per common share	$9.71		$11.65
Tangible realized common equity to tangible assets(1)	7.55%		8.42%

Risk-based capital
Tier 1	$1,515,050	10.40%	$1,706,926	12.67%
Total(2)	1,887,488	12.96	1,994,875	14.80

Tier 1 leverage capital	$1,515,050	8.66%	$1,706,926	9.15%

Tier 1 common capital(3)	$1,335,124	9.17%	$1,581,432	11.74%

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive income (loss) (see “Reconciliation of GAAP to Non-GAAP Measures” table).
(2) The Company’s capital ratios continue to be in excess of “Well-capitalized” regulatory benchmarks.
(3) Excludes the effect of preferred shares, qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Measures” table).

•         On July 30, 2012, TCF redeemed all of its $115 million Trust Preferred securities.

•         TCF’s Tier 1 common capital ratio decreased to 9.17 percent from 9.26 percent at June 30, 2012.

•         On October 25, 2012, the Board of Directors of TCF declared a regular quarterly cash dividend of 5 cents per common share payable on November 30, 2012, to stockholders of record at the close of business on November 15, 2012. TCF also declared a dividend on the 7.50 percent Series A Non-cumulative Perpetual Preferred Stock payable on December 3, 2012, to stockholders of record at the close of business on November 15, 2012.

•         At September 30, 2012, TCF had $2.4 billion in unused, secured borrowing capacity at the FHLB of Des Moines, $531 million in unused, secured borrowing capacity at the Federal Reserve Discount Window and $571 million in unused borrowing capacity under existing federal funds lines.

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Webcast Information

A live webcast of TCF’s conference call to discuss third quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on October 26, 2012 at 8:00 a.m. CT.  A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company with $17.9 billion in total assets at September 30, 2012. TCF has nearly 430 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in 40 states. For more information about TCF, please visit http://ir.tcfbank.com.

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Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this release.  These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions, Credit and Other Risks  Deterioration in general economic and banking industry conditions, including defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or continued high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition or an inability to increase the number of deposit accounts; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment and securities available for sale portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances.

Legislative and Regulatory Requirements  New consumer protection and supervisory requirements and regulations, including those resulting from action by the CFPB and changes in the scope of Federal preemption of state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the  Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; impact of legislative, regulatory or other changes affecting customer account charges and fee income or expense; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks  Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital (including those resulting from U.S. implementation of Basel III requirements); adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable

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conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to customer opt-in preferences with respect to overdraft fees on point of sale and ATM transactions or the success of TCF’s reintroduction of the Free Checking product which may have an adverse impact on TCF’s fee revenue; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Competitive Conditions; Supermarket Branching Risk; Growth Risks  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches including the announcement on July 11, 2012 by SuperValu that it is exploring strategic alternatives; customers completing financial transactions without using a bank; the effect of any negative publicity; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify our balance sheet through programs or new opportunities; failure to successfully attract and retain new customers; product additions and addition of distribution channels (or entry into new markets) for existing products, limitations on TCF’s ability to attract and retain manufacturers and dealers to expand the inventory finance business or dealers in connection with its expansion of the automobile finance business.

Technological and Operational Matters  Technological or operational difficulties, loss or theft of information, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change.

Litigation Risks  Results of litigation, including class action litigation concerning TCF’s lending, deposit or leasing activities including account servicing processes or fees or charges, or employment practices, and possible increases in financial obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended September 30,		Change
	2012	2011	$	%
Interest income:
Loans and leases	$210,140	$210,885	$(745)	(.4)
Securities available for sale	5,607	22,561	(16,954)	(75.1)
Investments and other	4,105	1,997	2,108	105.6
Total interest income	219,852	235,443	(15,591)	(6.6)
Interest expense:
Deposits	10,757	11,883	(1,126)	(9.5)
Borrowings	8,536	47,496	(38,960)	(82.0)
Total interest expense	19,293	59,379	(40,086)	(67.5)
Net interest income	200,559	176,064	24,495	13.9
Provision for credit losses	96,275	52,315	43,960	84.0
Net interest income after provision for credit losses	104,284	123,749	(19,465)	(15.7)
Non-interest income:
Fees and service charges	43,745	58,452	(14,707)	(25.2)
Card revenue	12,927	27,701	(14,774)	(53.3)
ATM revenue	6,122	7,523	(1,401)	(18.6)
Subtotal	62,794	93,676	(30,882)	(33.0)
Leasing and equipment finance	20,498	21,646	(1,148)	(5.3)
Gain on sales of auto loans	7,486	-	7,486	N.M .
Gain on sale of consumer real estate loans	4,559	-	4,559	N.M .
Other	3,688	786	2,902	N.M .
Fees and other revenue	99,025	116,108	(17,083)	(14.7)
Gains on securities, net	13,033	1,648	11,385	N.M .
Total non-interest income	112,058	117,756	(5,698)	(4.8)
Non-interest expense:
Compensation and employee benefits	98,409	87,758	10,651	12.1
Occupancy and equipment	33,006	31,129	1,877	6.0
FDIC insurance	6,899	7,363	(464)	(6.3)
Advertising and marketing	4,248	1,145	3,103	N.M .
Deposit account premiums	485	7,045	(6,560)	(93.1)
Operating lease depreciation	6,325	7,409	(1,084)	(14.6)
Other	36,173	34,708	1,465	4.2
Subtotal	185,545	176,557	8,988	5.1
Foreclosed real estate and repossessed assets, net	10,670	12,430	(1,760)	(14.2)
Other credit costs, net	593	(139)	732	N.M .
Total non-interest expense	196,808	188,848	7,960	4.2
Income before income tax expense	19,534	52,657	(33,123)	(62.9)
Income tax expense	6,304	19,159	(12,855)	(67.1)
Income after income tax expense	13,230	33,498	(20,268)	(60.5)
Income attributable to non-controlling interest	1,536	1,243	293	23.6
Preferred Stock Dividends	2,372	-	2,372	N.M .
Net income available to common stockholders	9,322	32,255	(22,933)	(71.1)
Other comprehensive income:
Reclassification adjustment for securities gains included in net income	(12,912)	(1,915)	(10,997)	N.M .
Unrealized holding gains arising during the period on securities available for sale	16,283	116,958	(100,675)	(86.1)
Foreign currency hedge	(630)	1,319	(1,949)	(147.8)
Foreign currency translation adjustment	640	(1,410)	2,050	(145.4)
Recognized postretirement prior service cost and transition obligation	(6)	1	(7)	N.M .
Income tax expense	(1,011)	(42,643)	41,632	97.6
Total other comprehensive income	2,364	72,310	(69,946)	(96.7)
Comprehensive income	$11,686	$104,565	$(92,879)	(88.8)
Net income per common share:
Basic	$.06	$.20	$(.14)	(70.0)
Diluted	.06	.20	(.14)	(70.0)

Dividends declared per common share	$.05	$.05	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	159,533	157,419	2,114	1.3
Diluted	160,016	157,621	2,395	1.5

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Nine Months Ended September 30,		Change
	2012	2011	$	%
Interest income:
Loans and leases	$624,890	$639,381	$(14,491)	(2.3)%
Securities available for sale	30,535	62,629	(32,094)	(51.2)
Investments and other	10,171	5,634	4,537	80.5
Total interest income	665,596	707,644	(42,048)	(5.9)
Interest expense:
Deposits	30,015	35,317	(5,302)	(15.0)
Borrowings	56,625	146,073	(89,448)	(61.2)
Total interest expense	86,640	181,390	(94,750)	(52.2)
Net interest income	578,956	526,254	52,702	10.0
Provision for credit losses	198,923	141,594	57,329	40.5
Net interest income after provision for credit losses	380,033	384,660	(4,627)	(1.2)
Non-interest income:
Fees and service charges	133,691	168,361	(34,670)	(20.6)
Card revenue	39,664	82,504	(42,840)	(51.9)
ATM revenue	18,597	21,319	(2,722)	(12.8)
Subtotal	191,952	272,184	(80,232)	(29.5)
Leasing and equipment finance	66,572	70,675	(4,103)	(5.8)
Gain on sale of auto loans	15,232	-	15,232	N.M .
Gain on sale of consumer real estate loans	4,559	-	4,559	N.M .
Other	9,211	1,864	7,347	N.M .
Fees and other revenue	287,526	344,723	(57,197)	(16.6)
Gains on securities, net	102,760	1,421	101,339	N.M .
Total non-interest income	390,286	346,144	44,142	12.8
Non-interest expense:
Compensation and employee benefits	292,163	266,197	25,966	9.8
Occupancy and equipment	97,983	94,071	3,912	4.2
FDIC insurance	21,754	22,100	(346)	(1.6)
Advertising and marketing	12,269	7,784	4,485	57.6
Deposit account premiums	8,146	16,409	(8,263)	(50.4)
Operating lease depreciation	19,473	23,196	(3,723)	(16.1)
Other	110,425	106,341	4,084	3.8
Subtotal	562,213	536,098	26,115	4.9
Loss on termination of debt	550,735	-	550,735	N.M .
Foreclosed real estate and repossessed assets, net	33,776	37,915	(4,139)	(10.9)
Other credit costs, net	1,781	2,905	(1,124)	(38.7)
Total non-interest expense	1,148,505	576,918	571,587	99.1
(Loss) income before income tax expense	(378,186)	153,886	(532,072)	N.M .
Income tax (benefit) expense	(143,398)	57,017	(200,415)	N.M .
(Loss) income after income tax expense	(234,788)	96,869	(331,657)	N.M .
Income attributable to non-controlling interest	4,881	3,918	963	24.6
Preferred Stock Dividends	2,372	-	2,372	N.M .
Net (loss) income available to common stockholders	(242,041)	92,951	(334,992)	N.M .
Other comprehensive (loss) income:
Reclassification adjustment for securities gains included in net income	(89,879)	(1,915)	(87,964)	N.M .
Unrealized holding gains (losses) arising during the period on securities available for sale	28,383	126,972	(98,589)	(77.6)
Foreign currency hedge	(766)	719	(1,485)	N.M .
Foreign currency translation adjustment	701	(876)	1,577	(180.0)
Recognized postretirement prior service cost and transition obligation	(20)	3	(23)	N.M .
Income tax benefit (expense)	22,822	(46,101)	68,923	(149.5)
Total other comprehensive (loss) income	(38,759)	78,802	(117,561)	(149.2)
Comprehensive (loss) income	$(280,800)	$171,753	$(452,553)	N.M .
Net (loss) income per common share:
Basic	$(1.52)	$.61	$(2.13)	N.M .
Diluted	(1.52)	.60	(2.12)	N.M .

Dividends declared per common share	$.15	$.15	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	159,052	153,007	6,045	4.0
Diluted	159,052	153,302	5,750	3.8

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At Sep. 30	At Dec. 31	Change
	2012	2011	$	%
ASSETS

Cash and due from banks	$922,127	$1,389,704	$(467,577)	(33.6)%
Investments	126,487	157,780	(31,293)	(19.8)
Securities available for sale	559,671	2,324,038	(1,764,367)	(75.9)
Loans and leases held for sale	3,691	14,321	(10,630)	(74.2)
Loans and leases:
Consumer real estate	6,648,036	6,895,291	(247,255)	(3.6)
Commercial	3,511,234	3,449,492	61,742	1.8
Leasing and equipment finance	3,157,977	3,142,259	15,718.5
Inventory finance	1,466,269	624,700	841,569	134.7
Auto finance	407,091	3,628	403,463	N.M .
Other loans and leases	27,610	34,885	(7,275)	(20.9)
Total loans and leases	15,218,217	14,150,255	1,067,962	7.5
Allowance for loan and lease losses	(264,841)	(255,672)	(9,169)	(3.6)
Net loans and leases	14,953,376	13,894,583	1,058,793	7.6
Premises and equipment, net	442,356	436,281	6,075	1.4
Goodwill	225,640	225,640	-	-
Other assets	645,045	537,041	108,004	20.1
Total assets	$17,878,393	$18,979,388	$(1,100,995)	(5.8)

LIABILITIES AND EQUITY

Deposits:
Checking	$4,707,179	$4,629,749	$77,430	1.7
Savings	6,127,889	5,855,263	272,626	4.7
Money market	812,442	651,377	161,065	24.7
Subtotal	11,647,510	11,136,389	511,121	4.6
Certificates of deposit	2,073,909	1,065,615	1,008,294	94.6
Total deposits	13,721,419	12,202,004	1,519,415	12.5
Short-term borrowings	115,529	6,416	109,113	N.M .
Long-term borrowings	1,936,988	4,381,664	(2,444,676)	(55.8)
Total borrowings	2,052,517	4,388,080	(2,335,563)	(53.2)
Accrued expenses and other liabilities	339,788	510,677	(170,889)	(33.5)
Total liabilities	16,113,724	17,100,761	(987,037)	(5.8)
Equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; and 6,900 shares issued	166,721	-	166,721	N.M .
Common stock, par value $.01 per share, 280,000,000 shares authorized; 163,281,955 and 160,366,380 shares issued	1,633	1,604	29	1.8
Additional paid-in capital	746,543	715,247	31,296	4.4
Retained earnings, subject to certain restrictions	861,895	1,127,823	(265,928)	(23.6)
Accumulated other comprehensive income	18,067	56,826	(38,759)	(68.2)
Treasury stock at cost, 42,566 shares, and other	(43,395)	(33,367)	(10,028)	(30.1)
Total TCF Financial Corporation stockholders’ equity	1,751,464	1,868,133	(116,669)	(6.2)
Non-controlling interest in subsidiaries	13,205	10,494	2,711	25.8
Total equity	1,764,669	1,878,627	(113,958)	(6.1)
Total liabilities and equity	$17,878,393	$18,979,388	$(1,100,995)	(5.8)

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2012	2012	2012	2011	2011	2012		2011
Delinquency Data - Principal Balances(1)
60 days or more:
Consumer real estate
First mortgage lien	$80,153	$86,714	$88,092	$87,358	$78,241	$(6,561)		$1,912
Junior lien	13,388	13,967	15,563	22,277	18,499	(579)		(5,111)
Total consumer real estate	93,541	100,681	103,655	109,635	96,740	(7,140)		(3,199)
Commercial	2,652	5,616	3,425	1,148	3,079	(2,964)		(427)
Leasing and equipment finance	1,554	1,492	4,919	3,512	2,840	62		(1,286)
Inventory finance	80	206	185	160	306	(126)		(226)
Auto finance	305	62	2	-	-	243		305
Other	22	34	52	41	58	(12)		(36)
Subtotal	98,154	108,091	112,238	114,496	103,023	(9,937)		(4,869)
Acquired portfolios	1,069	1,483	2,198	3,140	1,870	(414)		(801)
Total delinquencies	$99,223	$109,574	$114,436	$117,636	$104,893	$(10,351)		$(5,670)

Delinquency Data - % of Portfolio(1)
60 days or more:
Consumer real estate
First mortgage lien	1.93%	1.93%	1.93%	1.89%	1.68%	-	bps	25	bps
Junior lien	.59	.64	.74	1.04	.86	(5)		(27)
Total consumer real estate	1.46	1.51	1.55	1.63	1.42	(5)		4
Commercial	.08	.17	.10	.03	.09	(9)		(1)
Leasing and equipment finance	.05	.05	.17	.13	.11	-		(6)
Inventory finance	.01	.01	.01	.03	.04	-		(3)
Auto finance	.08	.02	-	-	-	6		8
Other	.09	.13	.20	.12	.18	(4)		(9)
Subtotal	.67	.74	.77	.85	.75	(7)		(8)
Acquired portfolios	.50	.58	.66	.84	.51	(8)		(1)
Total delinquencies	.67	.73	.77	.85	.75	(6)		(8)

(1) Excludes non-accrual loans and leases.
	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2012	2012	2012	2011	2011	2012		2011
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$197,649	$122,406	$125,895	$129,114	$130,671	$75,243		$66,978
Junior lien	35,936	18,272	23,409	20,257	18,223	17,664		17,713
Total consumer real estate	233,585	140,678	149,304	149,371	148,894	92,907		84,691
Commercial	169,339	150,215	135,677	127,519	133,260	19,124		36,079
Leasing and equipment finance	15,812	29,429	20,015	20,583	24,437	(13,617)		(8,625)
Inventory finance	1,120	1,900	1,109	823	1,077	(780)		43
Other	1,957	2,204	2,838	15	4	(247)		1,953
Total non-accrual loans and leases	$421,813	$324,426	$308,943	$298,311	$307,672	$97,387		$114,141

Non-accrual loans and leases - rollforward
Balance, beginning of period	$324,426	$308,943	$298,311	$307,672	$321,661	$15,483		$2,765
Additions	210,916	111,739	85,670	125,893	80,014	99,177		130,902
Charge-offs	(49,116)	(28,228)	(19,683)	(38,263)	(29,338)	(20,888)		(19,778)
Transfers to other assets	(24,632)	(34,473)	(25,603)	(31,486)	(21,654)	9,841		(2,978)
Return to accrual status	(30,300)	(22,200)	(21,243)	(19,932)	(20,272)	(8,100)		(10,028)
Payments received	(9,652)	(12,261)	(9,202)	(45,238)	(23,843)	2,609		14,191
Other, net	171	906	693	(335)	1,104	(735)		(933)
Balance, end of period	$421,813	$324,426	$308,943	$298,311	$307,672	$97,387		$114,141

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

						Change from
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Sep 30,
	2012	2012	2012	2011	2011	2012	2011
Other Real Estate Owned
Other real estate owned(1)
Consumer real estate	$85,764	$83,176	$84,996	$87,792	$88,206	$2,588	$(2,442)
Commercial real estate	34,662	42,700	42,232	47,106	42,208	(8,038)	(7,546)
Total other real estate owned	$120,426	$125,876	$127,228	$134,898	$130,414	$(5,450)	$(9,988)

Other real estate owned - rollforward
Balance, beginning of period	$125,876	$127,228	$134,898	$130,414	$136,499	$(1,352)	$(10,623)
Transferred in	26,097	33,739	25,624	33,864	24,939	(7,642)	1,158
Sales	(28,479)	(29,448)	(28,601)	(25,909)	(26,095)	969	(2,384)
Writedowns	(3,493)	(6,237)	(5,267)	(5,719)	(6,337)	2,744	2,844
Other, net	425	594	574	2,248	1,408	(169)	(983)
Balance, end of period	$120,426	$125,876	$127,228	$134,898	$130,414	$(5,450)	$(9,988)

Ending number of properties owned
Consumer real estate	425	426	466	465	456	(1)	(31)
Commercial real estate	26	32	32	33	33	(6)	(7)
Total	451	458	498	498	489	(7)	(38)

(1) Includes properties owned and foreclosed properties subject to redemption.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At September 30, 2012		At June 30, 2012		At September 30, 2011		Change from
		% of		% of		% of	Jun. 30,		Sep. 30,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2012		2011
Consumer real estate	$178,942	2.69%	$188,087	2.58%	$177,430	2.55%	11	bps	14	bps
Commercial	53,756	1.53	50,699	1.44	49,499	1.42	9		11
Leasing and equipment finance	21,331.68		25,450.81		23,300.77		(13)		(9)
Inventory finance	7,003.48		7,072.49		2,877.35		(1)		13
Auto finance	3,059.75		1,951.74		-	-	1		N.M	.
Other	750	2.72	902	3.10	1,219	3.68	(38)		(96)
Total	$264,841	1.74	$274,161	1.80	$254,325	1.77	(6)		(3)

Net Charge-Offs

	Quarter Ended					Change from Quarter Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2012	2012	2012	2011	2011	2012	2011
Consumer real estate
First mortgage lien	$40,469	18,369	19,526	23,081	27,590	22,100	12,879
Junior lien	34,202	16,487	16,162	14,219	16,247	17,715	17,955
Total consumer real estate	74,671	34,856	35,688	37,300	43,837	39,815	30,834
Commercial	20,547	8,455	1,524	15,577	5,040	12,092	15,507
Leasing and equipment finance	7,521	1,173	151	3,473	2,783	6,348	4,738
Inventory finance	444	225	643	53	262	219	182
Auto finance	280	81	2	-	-	199	280
Other	991	69	925	1,519	1,480	922	(489)
Total	$104,454	$44,859	$38,933	$57,922	$53,402	$59,595	$51,052

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended(1)										Change from Quarter Ended
	Sep. 30,		Jun. 30,		Mar. 31,		Dec. 31,		Sep. 30,		Jun. 30,		Sep. 30,
	2012		2012		2012		2011		2011		2012		2011
Consumer real estate
First mortgage lien	3.60%		1.58%		1.66%		1.94%		2.29%		202	bps	131	bps
Junior lien	6.12		3.07		3.03		2.63		2.99		305		313
Total consumer real estate	4.44		2.05		2.09		2.15		2.51		239		193
Commercial	2.32		.97		.18		1.79		.57		135		175
Leasing and equipment finance	.95		.15		.02		.46		.36		80		59
Inventory finance	.12		.06		.22		.03		.13		6		(1)
Auto finance	.30		.14		.01		-		-		16		N.M	.
Other	N.M	.	N.M	.	N.M	.	N.M	.	N.M	.	N.M	.	N.M	.
Total	2.74		1.18		1.06		1.63		1.48		156		126

(1)  Annualized.

N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2012			2011
	Average Balance	Interest	Yields and Rates(1) (2)	Average Balance	Interest	Yields and Rates(1) (2)
ASSETS:
Investments and other	$479,083	$2,508	2.09%	$958,996	$1,997.83%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	710,835	5,605	3.15	2,339,862	22,556	3.86
U.S. Treasury securities	-	-	-	10,761	1.04
Other securities	154	2	3.32	340	4	4.68
Total securities available for sale(3)	710,989	5,607	3.15	2,350,963	22,561	3.84
Loans and leases held for sale	80,549	1,597	7.89	-	-	-
Loans and leases:
Consumer real estate:
Fixed-rate	4,197,903	62,679	5.94	4,592,855	70,087	6.06
Variable-rate	2,531,351	32,071	5.04	2,392,966	30,845	5.11
Total consumer real estate	6,729,254	94,750	5.60	6,985,821	100,932	5.73
Commercial:
Fixed-and adjustable-rate	2,682,193	37,565	5.57	2,853,117	41,150	5.72
Variable-rate	855,918	8,116	3.77	711,081	7,759	4.33
Total commercial	3,538,111	45,681	5.14	3,564,198	48,909	5.44
Leasing and equipment finance	3,164,592	42,152	5.33	3,066,208	46,072	6.01
Inventory finance	1,440,298	22,395	6.19	826,198	15,151	7.28
Auto finance	367,271	5,515	5.97	-	-	-
Other	16,280	320	7.83	18,183	387	8.44
Total loans and leases	15,255,806	210,813	5.50	14,460,608	211,451	5.81
Total interest-earning assets	16,526,427	220,525	5.32	17,770,567	236,009	5.28
Other assets	1,190,094			1,222,700
Total assets	$17,716,521			$18,993,267
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,275,722			$1,396,857
Small business	746,511			704,272
Commercial and custodial	324,739			294,253
Total non-interest bearing deposits	2,346,972			2,395,382
Interest-bearing deposits:
Checking	2,255,561	698.12		2,103,184	1,057.20
Savings	6,153,079	4,720.31		5,789,188	7,912.54
Money market	848,899	816.38		650,598	692.42
Subtotal	9,257,539	6,234.27		8,542,970	9,661.45
Certificates of deposit	1,953,208	4,523.92		1,114,934	2,222.79
Total interest-bearing deposits	11,210,747	10,757.38		9,657,904	11,883.49
Total deposits	13,557,719	10,757.32		12,053,286	11,883.39
Borrowings:
Short-term borrowings	65,531	81.49		43,073	31.29
Long-term borrowings	1,985,094	8,455	1.70	4,403,724	47,465	4.28
Total borrowings	2,050,625	8,536	1.66	4,446,797	47,496	4.24
Total interest-bearing liabilities	13,261,372	19,293.58		14,104,701	59,379	1.67
Total deposits and borrowings	15,608,344	19,293.49		16,500,083	59,379	1.43
Other liabilities	343,336			672,944
Total liabilities	15,951,680			17,173,027
Total TCF Financial Corporation stockholders’ equity	1,749,951			1,813,384
Non-controlling interest in subsidiaries	14,890			6,856
Total equity	1,764,841			1,820,240
Total liabilities and equity	$17,716,521			$18,993,267
Net interest income and margin		$201,232	4.85		$176,630	3.96

(1)	Annualized.
(2)	Interest and yields are presented on a fully tax equivalent basis.
(3)	Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012			2011
	Average Balance	Interest	Yields and Rates(1) (2)	Average Balance	Interest	Yields and Rates(1) (2)
ASSETS:
Investments and other	$551,653	$7,550	1.83%	$744,934	$5,634	1.01%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	1,175,514	30,529	3.46	2,136,516	62,581	3.91
U.S. Treasury securities	-	-	-	64,414	34.07
Other securities	203	6	3.92	360	14	5.20
Total securities available for sale(3)	1,175,717	30,535	3.46	2,201,290	62,629	3.79
Loans and leases held for sale	43,871	2,621	7.98	-	-	-
Loans and leases:
Consumer real estate:
Fixed-rate	4,335,073	192,263	5.92	4,660,371	212,508	6.10
Variable-rate	2,453,953	92,341	5.03	2,379,947	91,691	5.15
Total consumer real estate	6,789,026	284,604	5.60	7,040,318	304,199	5.78
Commercial:
Fixed- and adjustable-rate	2,716,583	113,017	5.56	2,880,986	124,634	5.78
Variable-rate	779,531	23,179	3.97	713,898	23,173	4.34
Total commercial	3,496,114	136,196	5.20	3,594,884	147,807	5.50
Leasing and equipment finance	3,146,345	129,261	5.48	3,084,613	139,813	6.04
Inventory finance	1,392,828	64,811	6.22	889,709	47,816	7.19
Auto finance	226,092	10,933	6.46	-	-	-
Other	17,166	1,025	7.97	19,788	1,300	8.78
Total loans and leases	15,067,571	626,830	5.55	14,629,312	640,935	5.85
Total interest-earning assets	16,838,812	667,536	5.29	17,575,536	709,198	5.39
Other assets	1,256,931			1,176,606
Total assets	$18,095,743			$18,752,142
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,317,448			$1,443,033
Small business	726,732			685,435
Commercial and custodial	313,240			288,202
Total non-interest bearing deposits	2,357,420			2,416,670
Interest-bearing deposits:
Checking	2,258,843	2,482.15		2,120,083	3,633.23
Savings	6,022,751	15,323.34		5,608,783	22,688.54
Money market	753,486	2,144.38		657,570	2,331.47
Subtotal	9,035,080	19,949.29		8,386,436	28,652.46
Certificates of deposit	1,567,258	10,067.86		1,100,029	6,665.81
Total interest-bearing deposits	10,602,338	30,016.38		9,486,465	35,317.50
Total deposits	12,959,758	30,016.31		11,903,135	35,317.40
Borrowings:
Short-term borrowings	401,305	945.31		53,619	144.36
Long-term borrowings	2,593,917	55,679	2.86	4,538,823	145,929	4.30
Total borrowings	2,995,222	56,624	2.52	4,592,442	146,073	4.25
Total interest-bearing liabilities	13,597,560	86,640.85		14,078,907	181,390	1.72
Total deposits and borrowings	15,954,980	86,640.72		16,495,577	181,390	1.47
Other liabilities	411,114			558,119
Total liabilities	16,366,094			17,053,696
Total TCF Financial Corporation stockholders’ equity	1,714,238			1,689,695
Non-controlling interest in subsidiaries	15,411			8,751
Total equity	1,729,649			1,698,446
Total liabilities and equity	$18,095,743			$18,752,142
Net interest income and margin		$580,896	4.61		$527,808	4.01

(1)	Annualized.
(2)	Interest and yields are presented on a fully tax equivalent basis.
(3)	Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME AND FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Interest income:
Loans and leases	$210,140	$208,766	$205,984	$205,415	$210,885
Securities available for sale	5,607	5,816	19,112	22,559	22,561
Investments and other	4,105	3,633	2,433	2,333	1,997
Total interest income	219,852	218,215	227,529	230,307	235,443
Interest expense:
Deposits	10,757	10,197	9,061	9,791	11,883
Borrowings	8,536	9,794	38,295	47,082	47,496
Total interest expense	19,293	19,991	47,356	56,873	59,379
Net interest income	200,559	198,224	180,173	173,434	176,064
Provision for credit losses	96,275	54,106	48,542	59,249	52,315
Net interest income after provision for credit losses	104,284	144,118	131,631	114,185	123,749
Non-interest income:
Fees and service charges	43,745	48,090	41,856	51,002	58,452
Card revenue	12,927	13,530	13,207	13,643	27,701
ATM revenue	6,122	6,276	6,199	6,608	7,523
Subtotal	62,794	67,896	61,262	71,253	93,676
Leasing and equipment finance	20,498	23,207	22,867	18,492	21,646
Gain on sale of auto loans	7,486	5,496	2,250	1,133	-
Gain on sale of consumer real estate loans	4,559	-	-	-	-
Other	3,688	3,168	2,355	1,570	786
Fees and other revenue	99,025	99,767	88,734	92,448	116,108
Gains on securities, net	13,033	13,116	76,611	5,842	1,648
Total non-interest income	112,058	112,883	165,345	98,290	117,756
Non-interest expense:
Compensation and employee benefits	98,409	97,787	95,967	82,595	87,758
Occupancy and equipment	33,006	32,731	32,246	32,366	31,129
FDIC insurance	6,899	8,469	6,386	6,647	7,363
Advertising and marketing	4,248	5,404	2,617	2,250	1,145
Deposit account premiums	485	1,690	5,971	6,482	7,045
Operating lease depreciation	6,325	6,417	6,731	6,811	7,409
Other	36,173	36,956	37,296	39,148	34,708
Subtotal	185,545	189,454	187,214	176,299	176,557
Loss on termination of debt	-	-	550,735	-	-
Foreclosed real estate and repossessed assets, net	10,670	12,059	11,047	11,323	12,430
Other credit costs, net	593	1,476	(288)	(89)	(139)
Total non-interest expense	196,808	202,989	748,708	187,533	188,848
Income (loss) before income tax expense	19,534	54,012	(451,732)	24,942	52,657
Income tax expense (benefit)	6,304	20,542	(170,244)	7,424	19,159
Income (loss) after income tax expense	13,230	33,470	(281,488)	17,518	33,498
Income attributable to non-controlling interest	1,536	1,939	1,406	1,075	1,243
Preferred stock dividends	2,372	-	-	-	-
Net income (loss) available to common stockholders	9,322	31,531	(282,894)	16,443	32,255
Other comprehensive income (loss):
Reclassification adjustment for securities gains included in net income	(12,912)	-	(76,967)	(6,130)	(1,915)
Unrealized holding gains (losses) arising during the period on securities available for sale	16,283	19,868	(7,768)	(4,334)	116,958
Foreign currency hedge	(630)	268	(404)	(458)	1,319
Foreign currency translation adjustment	640	(324)	385	443	(1,410)
Recognized postretirement prior service cost and transition obligation	(6)	(7)	(7)	305	1
Income tax (expense) benefit	(1,011)	(7,375)	31,208	3,890	(42,643)
Total other comprehensive income (loss)	2,364	12,430	(53,553)	(6,284)	72,310
Comprehensive income (loss)	$11,686	$43,961	$(336,447)	$10,159	$104,565
Net income (loss) per common share:
Basic	$.06	$.20	$(1.78)	$.10	$.20
Diluted	.06	.20	(1.78)	.10	.20

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05
Financial Highlights:
Pre-tax pre-provision profit(1)	$115,809	$108,118	$70,578	$84,191	$104,972
Return on average assets(2)	.30%	.76%	(5.96)%	.37%	.71%
Return on average common equity(2)	2.36	8.13	(63.38)	3.55	7.12
Net interest margin(2)	4.85	4.86	4.14	3.92	3.96

(1)

Pre-tax pre-provision profit (“PTPP”) is calculated as total revenues less non-interest expense. First quarter 2012 PTPP excludes the net loss of $473.8 million related to the balance sheet repositioning completed in the first quarter of 2012.

(2)	Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
ASSETS
Cash and due from banks	$628,697	$555,590	$863,310	$1,175,118	$1,078,521
Investments	123,223	149,813	168,805	162,359	162,717
U.S. Government sponsored entities:
Mortgage-backed securities	701,155	736,251	2,021,574	2,374,026	2,357,865
U.S. Treasury securities	-	-	-	-	10,761
Other securities	2,224	2,097	1,678	1,816	2,132
Total securities available for sale	703,379	738,348	2,023,252	2,375,842	2,370,758
Loans and leases held for sale	80,549	44,788	5,872	4,822	-
Loans and leases:
Consumer real estate:
Fixed-rate	4,197,903	4,365,670	4,443,148	4,528,165	4,592,855
Variable-rate	2,531,351	2,427,745	2,401,915	2,404,886	2,392,966
Total consumer real estate	6,729,254	6,793,415	6,845,063	6,933,051	6,985,821
Commercial:
Fixed- and adjustable-rate	2,682,193	2,730,085	2,737,848	2,775,219	2,853,117
Variable-rate	855,918	761,964	719,872	701,441	711,081
Total commercial	3,538,111	3,492,049	3,457,720	3,476,660	3,564,198
Leasing and equipment finance	3,164,592	3,145,914	3,128,329	3,043,329	3,066,208
Inventory finance	1,440,298	1,571,004	1,145,183	766,885	826,198
Auto finance	367,271	223,893	85,562	1,442	-
Other	16,280	17,647	17,582	17,944	18,183
Total loans and leases	15,255,806	15,243,922	14,679,439	14,239,311	14,460,608
Allowance for loan and lease losses	(264,626)	(266,187)	(257,895)	(251,158)	(253,547)
Net loans and leases	14,991,180	14,977,735	14,421,544	13,988,153	14,207,061
Premises and equipment, net	442,456	438,438	435,412	436,715	439,288
Goodwill	225,640	225,640	225,640	179,070	152,599
Other assets	521,397	524,466	753,873	598,367	582,290
Total assets	$17,716,521	$17,654,818	$18,897,708	$18,920,446	$18,993,234

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail	$1,275,722	$1,316,767	$1,359,781	$1,330,462	$1,396,857
Small business	746,511	725,052	708,416	738,867	704,272
Commercial and custodial	324,739	310,321	305,064	303,216	294,253
Total non-interest bearing deposits	2,346,972	2,352,140	2,373,261	2,372,545	2,395,382
Interest-bearing deposits:
Checking	2,255,561	2,306,810	2,214,192	2,096,340	2,103,184
Savings	6,153,079	6,031,015	5,882,730	5,859,147	5,789,188
Money market	848,899	748,016	662,493	662,024	650,598
Subtotal	9,257,539	9,085,841	8,759,415	8,617,511	8,542,970
Certificates of deposit	1,953,208	1,608,653	1,135,673	1,112,735	1,114,934
Total interest-bearing deposits	11,210,747	10,694,494	9,895,088	9,730,246	9,657,904
Total deposits	13,557,719	13,046,634	12,268,349	12,102,791	12,053,286
Borrowings:
Short-term borrowings	65,531	705,888	436,171	37,081	43,073
Long-term borrowings	1,985,094	1,986,182	3,817,165	4,387,036	4,403,724
Total borrowings	2,050,625	2,692,070	4,253,336	4,424,117	4,446,797
Accrued expenses and other liabilities	343,336	335,113	577,142	538,148	672,944
Total liabilities	15,951,680	16,073,817	17,098,827	17,065,056	17,173,027
Equity:
Preferred stock	166,721	10,993	-	-	-
Common stock	1,631	1,625	1,617	1,602	1,598
Additional paid-in capital	742,598	738,089	727,596	711,914	705,366
Retained earnings, subject to certain restrictions	862,570	846,349	1,052,632	1,121,866	1,105,322
Accumulated other comprehensive income (loss)	19,321	11,601	46,029	48,618	34,073
Treasury stock at cost and other	(42,890)	(45,499)	(42,499)	(33,032)	(33,008)
Total TCF Financial Corporation stockholders equity	1,749,951	1,563,158	1,785,375	1,850,968	1,813,351
Non-controlling interest in subsidiaries	14,890	17,843	13,506	4,422	6,856
Total equity	1,764,841	1,581,001	1,798,881	1,855,390	1,820,207
Total liabilities and equity	$17,716,521	$17,654,818	$18,897,708	$18,920,446	$18,993,234

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES(1) (2)

(Unaudited)

	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
ASSETS

Investments and other	2.09%	2.48%	1.29%	.84%	.83%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	3.15	3.17	3.66	3.79	3.86
U.S. Treasury securities	-	-	-	-	.04
Other securities	3.32	4.14	5.24	3.36	4.68
Total securities available for sale(3)	3.15	3.17	3.66	3.79	3.84
Loans and leases held for sale	7.89	8.80	3.08	10.78	-
Loans and leases:
Consumer real estate:
Fixed-rate	5.94	5.84	5.99	6.04	6.06
Variable-rate	5.04	5.00	5.03	5.09	5.11
Total consumer real estate	5.60	5.54	5.65	5.71	5.73
Commercial:
Fixed- and adjustable-rate	5.57	5.49	5.61	5.68	5.72
Variable-rate	3.77	3.99	4.20	4.28	4.33
Total commercial	5.14	5.16	5.32	5.40	5.44
Leasing and equipment finance	5.33	5.48	5.63	5.88	6.01
Inventory finance	6.19	6.07	6.58	7.12	7.28
Auto finance	5.97	6.89	7.44	3.30	-
Other	7.83	7.66	8.42	8.91	8.44
Total loans and leases	5.50	5.52	5.65	5.75	5.81

Total interest-earning assets	5.32	5.34	5.24	5.20	5.28

LIABILITIES

Interest-bearing deposits:
Checking	.12	.15	.16	.15	.20
Savings	.31	.34	.37	.42	.54
Money market	.38	.39	.37	.37	.42
Subtotal	.27	.30	.32	.35	.45
Certificates of deposit	.92	.86	.75	.75	.79
Total interest-bearing deposits	.38	.38	.37	.40	.49
Total deposits	.32	.31	.30	.32	.39
Borrowings:
Short-term borrowings	.49	.30	.30	.29	.29
Long-term borrowings	1.70	1.87	4.00	4.26	4.28
Total borrowings	1.66	1.46	3.62	4.23	4.24

Total interest-bearing liabilities	.58	.60	1.35	1.59	1.67

Net interest margin	4.85	4.86	4.14	3.92	3.96

(1)	Annualized.
(2)	Yields are presented on a fully tax equivalent basis.
(3)	Average yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES(1)

(Dollars in thousands)

(Unaudited)

	At Sep. 30, 2012	At Dec. 31, 2011
Computation of total equity to total assets:
Total equity	$1,764,669	$1,878,627
Total assets	17,878,393	18,979,388
Total equity to total assets	9.87%	9.90%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,764,669	$1,878,627
Less: Non-controlling interest in subsidiaries	13,205	10,494
Total TCF Financial Corp. stockholders’ equity	1,751,464	1,868,133
Less:
Preferred stock	166,721	-
Goodwill	225,640	225,640
Other intangibles	9,092	7,134
Accumulated other comprehensive income	18,067	56,826
Tangible realized common equity	$1,331,944	$1,578,533

Total assets	$17,878,393	$18,979,388
Less:
Goodwill	225,640	225,640
Other intangibles	9,092	7,134
Tangible assets	$17,643,661	$18,746,614

Tangible realized common equity to tangible assets	7.55%	8.42%

	At Sep. 30,	At Dec. 31,
	2012	2011
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,515,050	$1,706,926
Total risk-weighted assets	14,562,779	13,475,330
Total tier 1 risk-based capital ratio	10.40%	12.67%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,515,050	$1,706,926
Less:
Preferred stock	166,721	-
Qualifying non-controlling interest in subsidiaries	13,205	10,494
Qualifying trust preferred securities	-	115,000
Total tier 1 common capital	$1,335,124	$1,581,432

Total tier 1 common capital ratio	9.17%	11.74%

(1)

In contrast to GAAP-basis and regulatory capital-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss) and the total tier 1 common capital ratio excludes the effect of preferred stock, qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries. Management reviews these ratios as ongoing measures and has included this information because of current interest in the industry. The methodology for calculating these ratios may vary between companies.

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